UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2016

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521
		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employers Holdings, Inc. (the “Company”) is a party to an employment agreement (the “Dirks Employment Agreement”) with Douglas D. Dirks, Chief Executive Officer of the Company (the “Executive”). The Dirks Employment Agreement, which became effective on May 10, 2012, would have expired automatically on December 31, 2016 (as a result of a two-year renewal in 2014), unless the Company gave written notice to the Executive, no later than six months prior to the expiration of the Dirks Employment Agreement’s current term, of an intent to renew the agreement for an additional term of two years.

In this regard, on March 14, 2016, the Compensation Committee of the Company’s Board of Directors agreed to have the Executive notified, in writing, that the Company would be renewing the Dirks Employment Agreement for an additional term of two years (expiring on December 31, 2018).

The Dirks Employment Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2012. The material terms of the Dirks Employment Agreement are described therein.

Section 8 – Other Events

Item 8.01.	Other Events.

Appointment of Executive Vice President, Chief Actuary

On March 14, 2016, the Company announced that Bryan C. Ware has been promoted to Executive Vice President, Chief Actuary, overseeing reserving, pricing and risk analysis, predictive analytics, enterprise risk management, as well as development and implementation of strategies and initiatives that support operational and strategic goals. He previously served as Senior Vice President, Chief Actuary, a position he has held with the Company since 2012. He has been the Company’s Appointed Actuary since 2015.

Mr. Ware has over 31 years of experience in the insurance industry with significant experience in workers’ compensation. He is a Fellow of the Casualty Actuarial Society, a Member of the American Academy of Actuaries and a Chartered Enterprise Risk Analyst. He holds a B.S. degree in Mathematics from Wichita State University. He completed the Advanced Executive Education Program jointly sponsored by the American Institute for Chartered Property Casualty Underwriters and the Wharton School of the University of Pennsylvania.

The press release issued by the Company concerning Mr. Ware’s promotion is attached as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement with Chief Financial Officer

On March 14, 2016, the Compensation Committee of the Company’s Board of Directors determined that the Company should not renew the employment agreement (the “Eleftheriou Employment Agreement”) with Terry Eleftheriou, the Chief Financial Officer of the Company, dated November 3, 2014, as amended January 29, 2016. Consequently, the Eleftheriou Employment Agreement will automatically terminate on December 31, 2016. This decision was not the result of any fraud, accounting errors or other financial improprieties.

The Eleftheriou Employment Agreement is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K that was filed with the SEC on November 6, 2014. Amendment No. 1 to the Eleftheriou Employment Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on February 2, 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

99.1	Employers Holdings, Inc. press release, dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: March 14, 2016

Exhibit Index

Exhibit No.	Exhibit

99.1	Employers Holdings, Inc. press release, dated March 14, 2016.